Exhibit (h)(1)(i)

SIXTEENTH AMENDMENT TO THE

ALPHA ARCHITECT ETF TRUST

TRANSFER AGENT SERVICING AGREEMENT

This Sixteenth Amendment, effective as of the last date on the signature block, to the Transfer Agent Servicing Agreement, dated as of October 8, 2014, as amended (the “Agreement”), is entered into by and between Alpha Architect ETF Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the Trust desires to revise the funds subject to the Agreement, and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

The Amended Exhibit A is superseded and replaced in its entirety with the Amended Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ALPHA ARCHITECT ETF TRUST		U.S. BANCORP FUND SERVICES, LLC

By:		By:
Name:	Patrick Cleary	Name:	Anita Zagrodnik
Title:	COO	Title:	Senior Vice President
Date:		Date:

Amended Exhibit A to the

Alpha Architect ETF Trust

Transfer Agent Servicing Agreement

Separate Series of Alpha Architect ETF Trust

Name of Series

Alpha Architect U.S. Quantitative Value ETF

Alpha Architect International Quantitative Value ETF

Alpha Architect U.S. Quantitative Momentum ETF

Alpha Architect International Quantitative Momentum ETF

Alpha Architect Value Momentum Trend ETF

Freedom 100 Emerging Markets ETF

Gadsden Dynamic Multi-Asset ETF

Merlyn.AI Bull-Rider Bear-Fighter ETF

Merlyn.AI Tactical Growth and Income ETF

Merlyn.AI SectorSurfer Momentum ETF

UPHOLDINGS Compound Kings ETF

Merlyn.AI Best-of-Breed Core Momentum ETF

Freedom Day Dividend ETF

Sparkline Intangible Value ETF

Viridi Cleaner Energy Crypto Mining & Semiconductor ETF

Discipline Fund ETF

CG Hydrogen and Energy Age ETF

Guru Favorite Stocks ETF

Gen Z ETF

ARK 21Shares Bitcoin Futures Strategy ETF

Return on Character ETF